                                                                 Exhibit (h)(11)

                         BARCLAYS GLOBAL INVESTORS FUNDS
                   MASTER ADMINISTRATION FEE WAIVER AGREEMENT

                                   SCHEDULE A
                                  List of Funds

   (all percentages are expressed as a percentage of average daily net assets)

                                               Contractual      Administration  Net Administration
              Fund                 Class   Administration Fee     Fee Waiver     Fee After Waiver
              ----                ------   ------------------   --------------  ------------------
Institutional Money Market Fund   Select          0.15%              0.02%             0.13%
Prime Money Market Fund           Select          0.15%              0.02%             0.13%
Government Money Market Fund      Select          0.15%              0.02%             0.13%
Treasury Money Market Fund        Select          0.15%              0.02%             0.13%

The Term of each such Administration Fee Waiver shall expire after the close of business on November 30, 2011.

                                        BARCLAYS GLOBAL INVESTORS
                                        FUNDS on behalf of each FUND


                                        By:    /s/ H. Michael Williams
                                               ---------------------------------
                                               H. Michael Williams
                                        Title: President and Chief Executive
                                               Officer


                                        BARCLAYS GLOBAL INVESTORS, N.A.


                                        By:    /s/ Lee T. Kranefuss
                                               ---------------------------------
                                               Lee T. Kranefuss
                                        Title: Managing Director


                                        By:    /s/ H. Michael Williams
                                               ---------------------------------
                                               H. Michael Williams
                                        Title: President and Chief Executive
                                               Officer

Dated: August 29, 2006
Amended: March 26, 2008
Amended: March 18-19, 2009
Amended: November 13, 2009

    [Schedule A to Barclays Global Investors Funds Administration Fee Waiver
                                   Agreement]